UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date earliest event reported): December 3, 2018

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-35747	ENTERGY NEW ORLEANS, LLC (a Texas limited liability company) 1600 Perdido Street New Orleans, Louisiana 70112 Telephone (504) 670-3700	82-2212934

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 3, 2018, Entergy New Orleans, LLC (the “Company”) announced that effective December 10, 2018, David D. Ellis will be appointed the Company’s Chairman of the Board, President and Chief Executive Officer. Roderick K. West has served as the Company’s interim Chairman of the Board, President and Chief Executive Officer pending the completion of a national search for a successor to the Company’s prior Chairman of the Board, President and Chief Executive Officer, who resigned effective August 20, 2018. Since July 2017, Mr. Ellis, age 51, has served as President and Chief Executive Officer of Global Power Technologies, Inc., a manufacturer of energy management equipment, developer of enterprise and cloud-based software and provider of energy consulting and advisory services. From October 2010 through June 2017, Mr. Ellis served as Managing Director and Chairman of Comverge International, Inc., a provider of integrated cloud-based demand response, energy efficiency and customer engagement solutions.

As the Company’s Chairman of the Board, President and Chief Executive Officer, Mr. Ellis will be paid an annual base salary of $305,000 (“Base Salary”), and will be eligible to receive an annual cash bonus under the Entergy Corporation (“Entergy”) Annual Incentive Plan targeted at 40% of his Base Salary and to receive awards of performance units, restricted stock and stock options under Entergy’s 2015 Equity Ownership Plan or any successor plan. The grants and awards to be made under these programs will be determined in conjunction with Entergy’s normal annual compensation review process and at levels consistent with his seniority and scope of responsibility. Mr. Ellis will also participate in other compensation and benefit programs generally made available to other Entergy executives from time to time. In connection with the commencement of his employment, Mr. Ellis also will receive a sign-on bonus of $200,000, which is subject to repayment under certain circumstances if Mr. Ellis’s employment is terminated within 24 months of the commencement of his employment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy New Orleans, LLC
By: /s/ Marcus V. Brown
Marcus V. Brown Executive Vice President and General Counsel

Dated: December 3, 2018